UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2010

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive San Diego, CA 92121	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 200-0200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

As of September 15, 2010, DexCom, Inc. (“DexCom”) completed conversions of the remainder of its issued and outstanding 4.75% Convertible Senior Notes due 2027 (the “Notes”). DexCom converted a total of $6,000,000 in aggregate principal amount of the Notes in exchange for an aggregate issuance of 769,220 shares of its common stock, par value $0.001 per share, with all such conversions occurring at the conversion price of $7.80 per share, as set forth in the Indenture between DexCom and Wells Fargo Bank, National Association as trustee, dated March 9, 2007. No commission or other remuneration was paid or given directly or indirectly in connection with the conversions. The conversions are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. In aggregate to date, DexCom has issued 7,928,555 shares of its common stock, par value $0.001, in exchange for the conversion of $60,000,000 of total principal amount of the Notes, and no Notes remain outstanding as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: September 20, 2010	By:	/S/ JOHN LISTER
	Name:	John Lister
	Title:	Vice President of Legal Affairs